Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-53746, 333-89707, 333-104788, and 333-116660 of Pegasystems Inc. on Form S-8 of our reports dated February 24, 2005, relating to the financial statements of Pegasystems, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 24, 2005